UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 20, 2006

RELIANCE STEEL & ALUMINUM CO.
(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)
(213) 687-7700
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 2.01
EXHIBIT 10.01
EXHIBIT 10.02

Section 1 Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
     On November 20, 2006, Reliance Steel & Aluminum Co., a California corporation (“Reliance”), entered into an Indenture (the “Indenture”), dated as of November 20, 2006, by and among Reliance, all of its direct and indirect, wholly-owned domestic subsidiaries named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Indenture provides for the issuance of $600 million of unsecured debt securities by Reliance pursuant to resolutions adopted by the Reliance Board of Directors, which securities are guaranteed by all of the direct and indirect, wholly-owned domestic subsidiaries of Reliance. Reliance and its direct and indirect, wholly-owned domestic subsidiaries named therein also entered into a Registration Rights Agreement dated November 20, 2006 with the initial purchasers of the notes issued under the Indenture.
     A summary of the provisions of the Indenture, the notes issued pursuant thereto and the Registration Rights Agreement is set forth in Item 2.03 below and incorporated by reference into this Item 1.01. That summary does not purport to be complete and is subject to and is qualified in its entirety by reference to all of the provisions of the Indenture, including definitions of certain terms and provisions made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended; by reference to the terms and the provisions of the notes; and by reference to the Registration Rights Agreement, which are attached hereto as Exhibits 10.01, 10.02 and 2.01, respectively, and incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On November 20, 2006, Reliance Steel & Aluminum Co., a California corporation (“Reliance”), entered into an Indenture (the “Indenture”), dated as of November 20, 2006, by and among Reliance, all of its direct and indirect, wholly-owned domestic subsidiaries named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Indenture provides for the issuance of $600 million of unsecured debt securities by Reliance pursuant to resolutions adopted by the Reliance Board of Directors, which securities are guaranteed by all of the direct and indirect, wholly-owned domestic subsidiaries of Reliance or any entities that become such subsidiaries during the term of the Indenture (collectively, the “Subsidiary Guarantors”). None of Reliance’s foreign subsidiaries or its non-wholly-owned domestic subsidiaries is a guarantor.
     The Indenture contains limitations on liens, limitations on sale and lease-back transactions and limitations on mergers, consolidations and sales of all or substantially all of the assets of Reliance or any of its Subsidiary Guarantors. The Indenture also contains customary events of default, including (1) a default in any payment of interest on any note when it becomes due, which continues for 30 days; (2) a default in the payment of principal of or premium, if any, on any note when due at its stated maturity date, upon optional redemption or otherwise; (3) a failure by Reliance to repurchase notes tendered for repurchasing following the occurrence of a change of control repurchase event in accordance with the Indenture; (4) a failure by Reliance or any Subsidiary Guarantor to comply with other agreements or covenants contained in the Indenture, which continues for 90 days after written notice thereof to Reliance by the Trustee or to Reliance and the Trustee by holders of not less than 25% in principal amount of the outstanding notes of such series; (5) (a) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness of Reliance or any of its Subsidiary Guarantors (other than indebtedness owing to Reliance or any of its subsidiaries) outstanding in an amount in excess of $30 million and continuance of this failure to pay, or (b) a default on any indebtedness of Reliance or any Subsidiary Guarantor (other than indebtedness owing to Reliance or any of its subsidiaries) which default results in the acceleration of such indebtedness in an amount in excess of $30 million without the indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice to Reliance by the Trustee or to Reliance and the Trustee by holders of not less than 25% in principal amount of the outstanding notes of such series; (6) the guarantee of a Subsidiary Guarantor ceasing to be in full force and effect or a Subsidiary Guarantor denying or disaffirming in writing its obligations under the Indenture or its guaranty; and (7) various events in bankruptcy, insolvency or a reorganization involving Reliance or any Subsidiary Guarantor.

     The Indenture and the notes issued thereunder may be modified or amended by Reliance, the Subsidiary Guarantors and the Trustee with the consent of holders of not less than a majority in aggregate principal amount of the outstanding notes of each such series; provided, however, that no modification or amendment may be made without consent of the holder of each outstanding note with respect to certain items, including, but not limited to, the stated maturity, any reduction in the principal amount or rate of interest, or premium, if any, payable on the notes and other similar items related to the terms of the specific notes.
     The notes issued under the Indenture have the following basic terms:
     Principal Amount and Interest Rate. Reliance has issued $350 million aggregate principal amount of senior unsecured notes bearing interest at the rate of 6.200% per annum, which mature on November 15, 2016 and $250 million aggregate principal amount of senior unsecured notes bearing interest at the rate of 6.850%, which mature on November 15, 2036. Interest on the notes is payable semi-annually on May 15 and November 15 of each year beginning May 15, 2007.
     Ranking. The notes will be senior unsecured obligations of Reliance and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of Reliance.
     Redemption. Reliance, at its option, may redeem all or part of the notes of either series at any time prior to their maturity by paying a redemption price equal to the greater of 100% of the aggregate principal amount of the notes to be redeemed or the sum of the present values of the remaining scheduled payments (as defined in the Indenture), plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date.
     Change of Control Repurchase Event. Reliance may be required to repurchase the notes of each series in whole or in part at the option of the holder in connection with the occurrence of a “change of control repurchase event”. A “change of control repurchase event” would occur if there were both a “change of control” and a “ratings event”. A “change of control” occurs when there is a (i) a direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the properties or assets of Reliance and its subsidiaries taken as a whole to any person (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended) other than Reliance or one of its subsidiaries; (ii) the adoption of a plan relating to Reliance’s liquidation or dissolution; or (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of voting stock of Reliance. A “ratings event” means the occurrence, within 60 days of the earlier of a change of control or Reliance’s intent to affect a change of control, of a reduction or downgrading of the notes so that they are rated below investment grade by both rating agencies or a decrease in the rating of the notes by one or more gradations, if they are not rated investment grade by both ratings agencies. In the event of a change of control repurchase event, Reliance is required to make an offer to each holder of the notes to repurchase all or any part of the holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase.
     Further Issuances. Reliance may from time to time, without notice to or the consent of holders of the notes, create and issue additional notes of either series having the same terms as and ranking equally and ratably with the notes of such series in all respects (except with respect to the issue date and, if applicable, the payment of interest accruing prior to the issue date).
     Restrictions on Transfer. The notes were offered in accordance with the requirements of Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, the notes have not been registered under the Securities Act and may not be offered or sold except in compliance with the Securities Act.

     Exchange Offer and Registration Rights. Reliance and its direct and indirect, wholly-owned domestic subsidiaries named therein also entered into a Registration Rights Agreement dated November 20, 2006 with the initial purchasers. That agreement provides for the benefit of the holders of the notes issued pursuant to the Indenture that Reliance will use its commercially reasonable efforts to file with the Securities and Exchange Commission (“SEC”) and to cause to become effective a registration statement relating to an offer to exchange the notes of each series (and related guarantees) for an issue of notes (and related guarantees) that are registered with the SEC and have terms identical to the notes of the relevant series (and related guarantees), except that the exchange notes will not be subject to restrictions on transfer or to an increase in annual interest rate as described in the Indenture. If Reliance does not consummate the exchange by June 18, 2007, the annual interest rate of each series of notes will be increased by 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum for the subsequent 90-day period, up to a maximum aggregate additional rate of 0.50% per annum, until the exchange offer is completed or a shelf registration statement is declared effective.
     All of the Subsidiary Guarantors are also guarantors under that syndicated Credit Agreement (the “Credit Agreement”) dated as of November 9, 2006 by and among Reliance and its wholly-owned subsidiary RSAC Management Corp. (“RSAC”), Bank of America, N.A., as Administrative Agent and as a lender, and the other lenders named therein, which is described in that Current Report on Form 8-K filed with the SEC on November 13, 2006, and are guarantors under Reliance’s note purchase agreements dated as of November 1, 1996, September 15, 1997, October 15, 1998 and July 1, 2003, as amended, between Reliance and each of the purchasers named in Schedule A to such Note Purchase Agreements. Lenders under the Credit Agreement or affiliates of such lenders were initial purchasers of the notes issued pursuant to the Indenture. The Trustee is a lender under the Credit Agreement.
     The foregoing description does not purport to be complete and is subject to and is qualified in its entirety by reference to all of the provisions of the Indenture, including definitions of certain terms and provisions made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended; by reference to the terms and the provisions of the notes; and by reference to the Registration Rights Agreement, which are attached hereto as Exhibits 10.01, 10.02 and 2.01, respectively, and incorporated herein by reference.
Section 9 Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Shell Company Transactions

N/A

     (d) Exhibits.

Exhibit No.	Description
2.01	Form of Registration Rights Agreement dated November 20, 2006 by and among Reliance, the Subsidiary Guarantors named therein and the initial purchasers named therein

10.01	Indenture, dated November 20, 2006 by and among Reliance, the Subsidiary Guarantors named therein and Wells Fargo Bank, a National Association

10.02	Forms of the Notes and the Exchange Notes under the Indenture

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.
Dated: November 27, 2006	By	/s/ Karla Lewis
Karla Lewis
Executive Vice President and Chief Financial Officer

RELIANCE STEEL & ALUMINUM CO.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description
2.01	Form of Registration Rights Agreement dated November 20, 2006 by and among Reliance, the Subsidiary Guarantors named therein and the initial purchasers named therein

10.01	Indenture, dated November 20, 2006 by and among Reliance, the Subsidiary Guarantors named therein and Wells Fargo Bank, a National Association

10.02	Forms of the Notes issued under the Indenture and the Exchange Notes to be issued under the Indenture